Huttig Building Products, Inc. Announces Third Quarter 2007 Results

Company Generates Operating Profit of $1.0 Million in Difficult Market

ST. LOUIS, MO -- 10/24/2007 -- Huttig Building Products, Inc. (NYSE: HBP), a leading domestic distributor of millwork, building materials and wood products, today announced results for the third quarter and nine months ended September 30, 2007.

Reflecting the continuing decline in housing starts, the Company registered breakeven results for the third quarter compared to a net loss of $9.1 million or ($0.45) per share in the prior year quarter. During the 2007 third quarter, net sales declined 21% to $233.0 million compared to $294.2 million in the prior year period. The Company generated an operating profit of $1.0 million, or 0.4% of net sales in the 2007 third quarter, compared to $4.1 million, or 1.4% of net sales, in last year's third quarter, excluding 2006 net charges of $17.2 million related to the Company's restructuring program to reduce costs and increase efficiencies.

For the nine months ended September 30, 2007, the net loss from continuing operations amounted to $2.2 million, or ($0.11) per share, compared to a net loss of $3.4 million, or ($0.17) per share, in the prior year period. The first nine months of 2007 included $3.7 million in net charges related to further cost reduction efforts and $1.5 million in gains on the sale of capital assets related to closed branches, while the prior year period included the aforementioned $17.2 million in net charges. During the first nine months of 2007, net sales declined 20% to $694.9 million compared to $871.6 million in the prior year period. Excluding net charges and gains from the 2007 and 2006 periods, the Company generated an operating profit of $2.3 million, or 0.3% of net sales in the nine months ended September 30, 2007, compared to $15.7 million, or 1.8% of net sales last year.

During the 2007 third quarter, Huttig continued to reduce costs, improve working capital management and generate cash. Inventories of $98.1 million at September 30, 2007 declined 22% from prior year levels. Net cash provided from operating activities during the 2007 third quarter was $4.0 million, compared to $4.2 million in the prior year quarter. Year-to-date net cash provided from operating activities increased $30.9 million to $3.6 million in 2007 compared to cash used of $27.3 million in the first nine months of 2006. Bank debt net of cash decreased 48% to $33.0 million at September 30, 2007 compared to $62.9 million at September 30, 2006, and declined $2.8 million from $35.8 million at June 30, 2007. At September 30, 2007, total debt to total capitalization, net of cash, decreased to 24% from 37% at September 30, 2006.

Commenting on results, Jon P. Vrabely, President and CEO, said, "We significantly reduced costs over the last year to position the Company for profitability at 1.4-1.6 million annualized housing starts. Although seasonal influences can affect our quarterly results, we achieved profitability during the 2007 second quarter when starts were at an annualized rate of just under 1.5 million. Unfortunately, during the 2007 third quarter, starts continued to fall below the 1.4 million annualized rate, resulting in our breakeven performance. According to most current industry expectations, annualized starts are expected to continue to deteriorate for the balance of 2007 and well into 2008. As a result, we continue to examine our cost structure, looking for additional opportunities to reduce expenses and increase efficiencies, while carefully managing our working capital. In addition, we continue to seek opportunities to increase our market share.

"Given this challenging environment, we believe we performed reasonably well during the 2007 third quarter," Mr. Vrabely continued. "Net sales did not fall as fast as housing starts, which were down approximately 24% year over year, to an annualized rate of approximately 1.3 million compared to 1.7 million in the prior year quarter. This suggests a modest pickup in market share. And sales to national accounts, which represented 37% of sales in the third quarter of 2007, declined by only 17%. Gross margin held at 18.6%, the same as last year excluding the 2006 charges. The majority of our branches were cash flow positive, and overall we generated $4 million of cash from operating activities. We reduced inventory to less than $100 million and the balance sheet remains strong.

"The long-term fundamentals of the housing market are still favorable. By carefully controlling costs through the down period and focusing on cash flow and working capital management, we will be in a good position when the market eventually rebounds."

Conference Call

Management will host a conference call to discuss third quarter 2007 financial results on Thursday, October 25, 2007, at 11 AM Eastern Time (10 AM Central Time). To access the call, please dial 888-694-4702 and enter pin number 9261321. A replay will be available through November 8, 2007 by dialing 877-519-4471 and entering the same pin number.

About Huttig

Huttig Building Products, Inc., currently in its 122nd year of business, is one of the largest domestic distributors of millwork, building materials and wood products used principally in new residential construction and in home improvement, remodeling and repair work. Huttig distributes its products through 38 distribution centers serving 44 states. The Company's wholesale distribution centers sell principally to building materials dealers, national buying groups, home centers and industrial users, including makers of manufactured homes.

Forward-Looking Statements

This press release contains forward-looking information as defined by the Private Securities Litigation Reform Act of 1995. This information presents management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. There are known and unknown factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Such known factors are detailed in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission and in other reports filed by the Company with the Securities and Exchange Commission from time to time.

              HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF OPERATIONS
                                (UNAUDITED)
              (In Millions, Except Share and Per Share Data)

                              Three Months Ended      Nine Months Ended
                                September 30,           September 30,
                            ----------------------  ----------------------
                               2007        2006        2007        2006
                            ----------  ----------  ----------  ----------
Net sales                   $    233.0  $    294.2  $    694.9  $    871.6
Cost of sales                    189.7       244.3       564.0       710.6
                            ----------  ----------  ----------  ----------
    Gross margin                  43.3        49.9       130.9       161.0
Operating expenses                42.3        63.0       132.3       162.5
Gain on disposal of capital
 assets                              -           -        (1.5)          -
                            ----------  ----------  ----------  ----------
    Operating profit (loss)        1.0       (13.1)        0.1        (1.5)
Interest expense, net              1.1         1.6         3.4         3.9
                            ----------  ----------  ----------  ----------
Income (loss) from
 continuing operations
 before income taxes              (0.1)      (14.7)       (3.3)       (5.4)
Provision (benefit) for
 income taxes                        -        (5.6)       (1.1)       (2.0)
                            ----------  ----------  ----------  ----------
Income (loss) from
 continuing operations            (0.1)       (9.1)       (2.2)       (3.4)
Loss from discontinued
 operations, net of taxes            -           -        (0.2)          -
                            ----------  ----------  ----------  ----------
Net income (loss)           $     (0.1) $     (9.1) $     (2.4) $     (3.4)
                            ==========  ==========  ==========  ==========

Net income (loss) from
 continuing operations per
 share - basic              $        -  $    (0.45) $    (0.11) $    (0.17)
Net loss from discontinued
 operations per share -
 basic                               -           -       (0.01)          -
                            ----------  ----------  ----------  ----------
Net income (loss) per share
 - basic                    $        -  $    (0.45) $    (0.12) $    (0.17)
                            ==========  ==========  ==========  ==========

Net income (loss) from
 continuing operations per
 share - diluted            $        -  $    (0.45) $    (0.11) $    (0.17)
Net loss from discontinued
 operations per share -
 diluted                             -           -       (0.01)          -
                            ----------  ----------  ----------  ----------
Net income (loss) per share
 - diluted                  $        -  $    (0.45) $    (0.12) $    (0.17)
                            ==========  ==========  ==========  ==========

Basic shares outstanding    20,632,439  20,307,408  20,515,563  20,259,214
Diluted shares outstanding  20,632,439  20,307,408  20,515,563  20,259,214

              HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARIES
                        CONSOLIDATED BALANCE SHEETS

                              (In Millions)

                                   September 30, December 31, September 30,
                                        2007          2006        2006
                                     ------------ -----------  -----------
                                     (unaudited)               (unaudited)
ASSETS
Current Assets:
    Cash and equivalents             $       12.0 $       6.1  $       6.8
    Trade accounts receivable, net           84.0        74.1        110.4
    Inventories                              98.1        97.3        125.1
    Other current assets                      9.5        15.9          9.4
                                     ------------ -----------  -----------
        Total current assets                203.6       193.4        251.7

Property, Plant and Equipment:
    Land                                      5.7         6.0          6.0
    Building and improvements                31.0        32.8         32.5
    Machinery and equipment                  30.1        31.9         32.0
                                     ------------ -----------  -----------
        Gross property, plant and
         equipment                           66.8        70.7         70.5
    Less accumulated depreciation            39.3        40.7         39.5
                                     ------------ -----------  -----------
        Property, plant and
         equipment, net                      27.5        30.0         31.0

Other Assets:
    Goodwill, net                            18.9        19.1         19.1
    Other                                     5.5         5.8          7.2
    Deferred income taxes                     2.5         2.3          3.5
                                     ------------ -----------  -----------
        Total other assets                   26.9        27.2         29.8

                                     ------------ -----------  -----------
Total Assets                         $      258.0 $     250.6  $     312.5
                                     ============ ===========  ===========

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
    Current maturities of long-term
     debt                            $        0.9 $       2.9  $       7.1
    Trade accounts payable                   70.6        62.1         94.8
    Deferred income taxes                     5.1         4.5          2.2
    Accrued compensation                      6.2         7.8          6.4
    Other accrued liabilities                15.3        16.8         18.3
                                     ------------ -----------  -----------
        Total current liabilities            98.1        94.1        128.8
                                     ------------ -----------  -----------
Non-current Liabilities:
    Long-term debt, less current
     maturities                              45.7        42.8         66.3
    Other non-current liabilities             4.4         4.0          3.6
                                     ------------ -----------  -----------
        Total non-current
         liabilities                         50.1        46.8         69.9
                                     ------------ -----------  -----------

Shareholders’ Equity:
    Preferred shares; $.01 par
     (5,000,000 shares authorized)              -           -            -
    Common shares; $.01 par
     (50,000,000 shares authorized:
      20,968,445 shares issued at
      September 30, 2007, 20,896,145
      at December 31, 2006 and
       September 30, 2006)                    0.2         0.2          0.2
    Additional paid-in capital               35.6        35.5         35.0
    Retained earnings                        74.0        76.0         80.3
    Accumulated other comprehensive
     income                                     -           -          0.3
    Less: Treasury shares, at cost
     (9,386 shares at September 30,
     2007, 371,837 shares at
     December 31, 2006 and 373,504
      shares at September 30, 2006)             -        (2.0)        (2.0)
                                     ------------ -----------  -----------
        Total shareholders’ equity          109.8       109.7        113.8
                                     ------------ -----------  -----------

Total Liabilities and Shareholders’
 Equity                              $      258.0 $     250.6  $     312.5
                                     ============ ===========  ===========

              HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (UNAUDITED)
              (In Millions, Except Share and Per Share Data)

                                            Three Months     Nine Months
                                                Ended           Ended
                                            September 30,   September 30,
                                            --------------  --------------
                                             2007    2006    2007    2006
                                            ------  ------  ------  ------
Cash Flows From Operating Activities:
    Net loss                                $ (0.1) $ (9.1) $ (2.4) $ (3.4)
    Adjustments to reconcile net loss
     to cash provided by (used in)
     operations:
        Net loss from discontinued
         operations                              -       -     0.2       -
        Depreciation and amortization          1.1     1.8     3.8     4.7
        Stock compensation expense             0.4     0.5     1.3     1.4
        Asset impairment                         -    10.9     0.5    10.9
        Other adjustments                      0.5    (6.4)   (0.9)   (5.2)
        Changes in operating assets and
         liabilities:
            Trade accounts receivable          5.5     2.4    (9.9)  (19.9)
            Inventories                        4.0     9.3    (0.8)  (25.4)
            Trade accounts payable           (10.0)   (8.8)    8.5     6.3
            Other                              2.6     3.6     3.3     3.3
                                            ------  ------  ------  ------
        Net cash provided from (used in)
         operating activities                  4.0     4.2     3.6   (27.3)
                                            ------  ------  ------  ------
Cash Flows From Investing Activities:
    Capital expenditures                      (0.6)   (1.6)   (2.6)   (8.0)
    Proceeds from disposition of capital
     assets                                    0.1     0.1     3.0     0.2
                                            ------  ------  ------  ------
        Total cash provided from (used in)
         investing activities                 (0.5)   (1.5)    0.4    (7.8)
                                            ------  ------  ------  ------
Cash Flows From Financing Activities:
    Borrowing and repayment of debt, net       1.3     2.5     0.9    39.4
    Exercise of stock options                  0.1     0.1     1.0     1.1
                                            ------  ------  ------  ------
        Total cash provided from (used in)
         financing activities                  1.4     2.6     1.9    40.5
                                            ------  ------  ------  ------
Net Increase (Decrease) in Cash and
 Equivalents                                   4.9     5.3     5.9     5.4
Cash and Equivalents, Beginning of Period      7.1     1.5     6.1     1.4
                                            ------  ------  ------  ------
Cash and Equivalents, End of Period         $ 12.0  $  6.8  $ 12.0  $  6.8
                                            ======  ======  ======  ======

Supplemental Disclosure of Cash Flow
 Information:
    Interest paid                           $  1.0  $  1.1  $  3.3  $  3.2
    Income taxes paid (refunded)                 -     1.3    (4.0)    4.5
    Assets acquired with debt obligations        -       -       -     0.8

              HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF OPERATIONS WORKSHEET
                                (UNAUDITED)
                               (In Millions)

                     Three Months
                         Ended
                     September 30,             Three Months Ended
                          2007                 September 30, 2006
                     --------------  -------------------------------------
                      As Reported    As Reported    Charges     Adjusted
                     --------------  -----------  -----------  -----------
Net sales            $        233.0  $     294.2               $     294.2
Gross margin                   43.3         49.9          4.9         54.8
Operating expenses             42.3         63.0        (12.3)        50.7
                     --------------  -----------  -----------  -----------
Operating profit
 (loss)                         1.0        (13.1)        17.2          4.1

Gross margin                   18.6%        17.0%                     18.6%
Operating expenses
 margin                        18.2%        21.4%                     17.2%
Operating profit
 (loss) margin                  0.4%        -4.5%                      1.4%

                       Nine Months Ended            Nine Months Ended
                      September 30, 2007           September 30, 2006
                  ---------------------------  ---------------------------
                     As     Charges               As
                  Reported   /Gain   Adjusted  Reported  Charges  Adjusted
                  --------  -------  --------  --------  -------  --------
Net sales         $  694.9           $  694.9  $  871.6           $  871.6
Gross margin         130.9      1.0     131.9     161.0      4.9     165.9
Operating
 expenses            132.3     (2.7)    129.6     162.5    (12.3)    150.2

Gain on disposal
 of capital
 assets               (1.5)     1.5         -         -        -         -
                  --------  -------  --------  --------  -------  --------
Operating profit
 (loss)                0.1      2.2       2.3      (1.5)    17.2      15.7

Gross margin          18.8%              19.0%     18.5%              19.0%
Operating
 expenses margin      19.0%              18.7%     18.6%              17.2%
Operating profit
 (loss) margin         0.0%               0.3%     -0.2%               1.8%

Contact:
Steve Anreder
steven.anreder@anreder.com
or
Gary Fishman
gary.fishman@anreder.com
both of Anreder & Company
+1-212-532-3232
for Huttig Building Products, Inc.